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                      FOURTH AMENDMENT TO CREDIT AGREEMENT

                  This Fourth Amendment, dated as of August 21, 2000, is entered into by and between YOUNG AMERICA CORPORATION, a Minnesota corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (assignee of Norwest Bank Minnesota, National Association), a national banking association (the "Bank").


                                    RECITALS

                  The Borrower and the Bank have entered into a Credit Agreement dated as of April 6, 1998, as amended by a First Amendment to Credit Agreement dated as of November 13, 1999, a Second Amendment to Credit Agreement dated as of March 12, 1999, and a Third Amendment to Credit Agreement dated as of February 25, 2000 (as so amended, the "Credit Agreement").

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Bank is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained it is agreed as follows:

                  1. Defined Terms. Capitalized terms used in this Fourth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

                  2. Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms:

                  "'Fourth Amendment' means the Fourth Amendment to Credit Agreement dated as of August 21, 2000, by and between the Borrower and the Bank."

                  3. Amendment of Article V. Article V of the Credit Agreement is hereby amended as follows:

                  (a) Section 5.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 5.9 Interest Coverage Ratio. Commencing as
                  of March 31, 2001, the Borrower will maintain its Interest Coverage Ratio, determined as of the end of each calendar quarter, at not less than 1.00 to 1.35."
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                  (b) Section 5.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 5.10 Current Ratio. The Borrower will
                  maintain the ratio of its Current Assets to Current Liabilities, determined as of the end of each calendar quarter designated below, at not less than the amount set forth below opposite the period in which such calendar quarter ends:

                  Quarters Ending                                               Ratio
                  ---------------                                               -----
                  On September 30, 2000                                         1.00 to 1

                  On December 31, 2000                                          1.00 to 1

                  On March 31, 2001 and each
                  calendar quarter thereafter                                   1.10 to 1"


                  (c) Section 5.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 5.11 EBITDA. The Borrower's cumulative
                  EBITDA during each computation period set forth below shall not be less than the amount set forth opposite such period:

                  Computation Period                                           Minimum EBITDA
                  ------------------                                           --------------
                  January 1, 2000 through
                       September 30, 2000                                       $7,500,000

                  January 1, 2000 through
                       December 31, 2000                                        $13,600,000"

                  4. No Other Changes. Except as explicitly amended by this Fourth Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

                  5. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

                  (a) The Borrower has all requisite power and authority to execute this Fourth Amendment and to perform all of its obligations hereunder, and this Fourth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.


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
                  (b) The execution, delivery and performance by the Borrower of this Fourth Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  6. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  7. No Waiver. The execution of this Fourth Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Fourth Amendment.

                  8. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  9. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Bank on demand for all costs and expenses incurred by the Bank in connection with the Credit Agreement, the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and reasonable out-of-pocket expenses of counsel for the Bank with respect thereto, whether paid to outside counsel or reasonably allocated to


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the Bank by in-house counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Fourth Amendment and the documents and instruments incidental hereto.

                  10. Miscellaneous. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.



WELLS FARGO BANK, NATIONAL ASSOCIATION             YOUNG AMERICA CORPORATION

By   /s/ Jeff H. Morsman                           By     /s/ Roger Andersen
     -------------------------------                      ----------------------
     Jeffrey H. Morsman                                   Roger Andersen
     Assistant Vice President                             Vice President and CFO


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